                                                                     EXHIBIT 4.2


THIS NOTE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

================================================================================
No. R-1                                                             $200,000,000

                        CORN PRODUCTS INTERNATIONAL, INC.
                           8.45% SENIOR NOTES DUE 2009

                                                                CUSIP: 219023AA6


         Corn Products International, Inc., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

                                   CEDE & CO.

or registered assigns, the principal sum of

                     TWO HUNDRED MILLION AND 00/100 DOLLARS

on August 15, 2009 and to pay interest on such principal sum at the rate of 8.45% per annum.

         The Company will pay interest from the later of August 23, 1999 or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually on February 15 (beginning February 15, 2000) and on August 15 (each an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder (the "Holder") of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which, except in the case of interest payable at Maturity (as defined in the Indenture), shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is payable to the same Person to whom principal on this Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 15 days prior to such Special Record Date, all as more fully provided in the Indenture.

         Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in Chicago, Illinois the Borough of Manhattan, City and State of New York, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                        CORN PRODUCTS INTERNATIONAL, INC.
                           8.45% Senior Notes due 2009


         This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture dated as of August 18, 1999 (the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (the "Trustee"), and is one of a series limited in aggregate principal amount to $200,000,000 and designated as 8.45% Senior Notes due 2009 (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

         The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

         As long as this Note is represented in global form (the "Global Security") registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

         If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

         This Note is redeemable, in whole or in part, at any time at the option of the Company, at a redemption price equal to the greater of (i)100% of the principal amount of the Note being redeemed and (ii) as determined by an Independent Investment Banker (as defined), the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined) plus 25 basis points.

         We will also pay the accrued and unpaid interest on the Note to the redemption date. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

         In the case of any partial redemption, the trustee will select the particular notes for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate, although no Note of $1,000 in principal amount at maturity or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in principal amount at maturity equal to the unredeemed potion of the Note will be issued in the name of the holder of the Note upon cancellation of the original Note.

         "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from the yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day before such redemption date, as published in the daily statistical release (or any successor release) by the Federal Reserve Bank of New York and designated "composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not available or does not contain such prices on such business day, the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date.

         "Reference Treasury Dealer" means each of Lehman Brothers Inc. and Salomon Smith Barney Inc. and their respective successors. If any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company may substitute another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day before such redemption date.

         Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.



                                        CORN PRODUCTS INTERNATIONAL, INC.



                                        By: /s/ Konrad Schlatter
                                            -----------------------------------
                                        Name:  Konrad Schlatter
                                        Title: Chairman and Chief Executive
                                               Officer



                                        Attest:



                                        By: /s/ Marcia E. Doane
                                            -----------------------------------
                                        Name:  Marcia E. Doane
                                        Title: Corporate Secretary




                                        This is one of the Securities of the
                                        series designated herein referred to in
                                        the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, AS TRUSTEE


                                        Dated: August 23, 1999




                                        By: /s/ T. C. Knight
                                            -----------------------------------
                                            Authorized Signatory




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                                 ASSIGNMENT FORM

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                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to


                           --------------------------

                           --------------------------

                   Insert assignee's soc. sec. or tax I.D. no.




________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

and all rights thereunder and irrevocably appoint ______________________________

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Dated:_________________                _________________________________________

                                       _________________________________________

         THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE WITHIN NOTE.

         THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).